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Exhibit 99.4

CONSENT OF NOMINEE FOR DIRECTOR

        I hereby consent to serve as a director of Comstock Companies, Inc. and/or one or more successor or affiliated entities (collectively, the "Company") if elected as such, and to be named as a nominee for director of the Company in any registration statement filed by the Company under the Securities Act of 1933, as amended, including all amendments and post-effective amendments or supplements thereto and any prospectus contained therein.

/s/ JAMES A. MACCUTCHEON Name: James A. MacCutcheon

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CONSENT OF NOMINEE FOR DIRECTOR